STOCK ACQUISITION AGREEMENT


         This Stock Acquisition Agreement ("Agreement") is made effective this day of April, 1998 by and between, TAC, Inc. ("TAC"), a Utah corporation, and Golden Opportunity Development Corporation, a Louisiana Corporation, ("Golden"), Smith Trust, ("Smith") and San Pedro Securities, Ltd. ("San Pedro") , with respect to the following:

                                    RECITALS

         WHEREAS, TAC is in the business of investing in and acquiring real estate properties and motel/hotel properties that are privately held or publicly held by corporations; and

         WHEREAS, Golden, Smith and San Pedro desires to obtain investment in Golden Opportunity Corporation in exchange for transfer of 51% of the shares of common stock in Golden to TAC and to obtain advice relative to corporate affairs and operations and seek to resolve various corporate obligations through utilizing TAC's business consulting services.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, the parties agree as follows:

1.       Engagement of TAC

         TAC agrees to the following investments in Golden and to assist Golden in the following manner:

         a. Advance the sum of $15,810 for current operating deficiencies of Golden's operation of The General Lafayette Inn in Baton Rouge, LA.

         b. Within 30 days of the execution hereof, transfer to Smith and San Pedro restricted stock in a company of its own choosing valued at $800,000 (Eight hundred Thousand Dollars) based on its bid price as of the date of issuance as listed on the NASDAQ Bulletin Board. No representation is made as to the future value of the shares.

         c. Nominate persons to serve as officers and directors of Golden, Golden shall remove from any and all of its bank account the current authorized signers and substitute the persons nominated to serves as the new officers of Golden;

         d. Assist and consult with regard to developing Golden and its common stock, work with current ownership and management for the renovation of The General Lafayette Inn and other projects as agreed between the parties.

2.       Compensation

         Smith and San Pedro shall compensate TAC for its investment and services rendered pursuant to this Agreement as follows:

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         a.       Upon execution  hereof 51% of the common stock of Golden shall be transferred into the name of TAC.

         b. In addition to the above, Golden shall pay TAC a fee of one and one-half percent per month of any amount paid or advanced by TAC for the operating expenses of Golden until said sums are repaid in full.

         c.       Any  shares  issued   pursuant  to  this  Agreement  shall  be
                  delivered in compliance with the rules and regulations of the Act, as amended.

         d. Golden, Smith and San Pedro shall at TAC's request appoint new officers and directors of Golden as designated by TAC.

         e. Within 10 days of the execution hereof, Smith and San Pedro shall deliver the stated number of shares, with all signatures and documents necessary to complete the transfer thereof.

3.       Expenses.

         a.       Golden agrees to assume and promptly pay all costs  associated
                  with  the   completion   of  the   transfers  and  payment  of
                  compensation contemplated herein.

4.       Nondisclosure of Confidential Information

         a. In consideration for entering into this Agreement, the parties herein mutually agree that the following items used in the parties' respective businesses are secret, confidential, unique, and valuable, and were developed by the parties at great cost and over a long period of time, and disclosure of any of the items to anyone other than officers, agents, or authorized employees of the Parties which may result in irreparable injury:

                  i. non-public financial information, accounting information, plans of operations, possible mergers, or acquisitions prior to the public announcement;

                  ii. customer  lists,   call  lists,  and  other   confidential
                      customer data;

                 iii. memoranda,  notes,  records concerning technical processes conducted by either party;

                  iv. sketches, plans, drawings, and other confidential research and development data;

                  v. manufacturing processes, chemical formula, and/or the composition of products; or

                  vi. any and all technology and/or computer generated programs, including, but not limited to, hardware or software.

         b. TAC shall have no liability to Golden, Smith or San Pedro with respect to the use or disclosure to others not party to this Agreement, of such information as TAC can establish to:



                  i.  have been publicly known;

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                  ii. have  become  known,  without  fault  on the  part of TAC, subsequent to disclosure by Client of such information to the parties hereto;

                 iii. have been otherwise known by TAC prior to communication by the Parties to TAC of such information; or

                  iv. have been  received by TAC at any time from a source other than the Parties hereto lawfully having possession of such information.

5.       Term of Agreement

         The parties agree that the transfers contemplated herein shall take place within 30 days of the execution of this Agreement. Extensions hereof shall be by the mutual consent of the parties and shall be in writing.

6.       Non-Circumvention

         The Parties may not terminate this Agreement solely as a means to avoid paying compensation earned or to be earned, or in any other way attempt to circumvent this Stock Acquisition Agreement.

7.       Due Diligence

         Golden shall supply and deliver to TAC all information as may be reasonably requested, including business plans, officer questionnaires and due diligence questionnaires to enable TAC to make an investigation of Golden and its business prospects, and they shall make available to TAC names, addresses, and telephone numbers as TAC may need to verify or substantiate any such information provided.

8.       Golden's, Smith's and San Pedro's Representations

         Golden, Smith and San Pedro represents, warrants, and covenants to TAC that each of the following are true and complete as of the date of this
Agreement:

         a. Corporate Existence. Golden is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, with full corporate power and authority and all necessary governmental authorization to own, lease and operate property, and carry on its business as it is now being conducted. Golden is duly qualified to do business in and is in good standing in every jurisdiction in which the nature of its business or the property owned or leased by it makes such qualifications necessary.

         b. Golden's, Smith's and San Pedro's Authority for Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary persons and parties. This Agreement has been duly executed and delivered by the Parties, and constitutes the valid and legally binding obligation of the parties enforceable in accordance with its terms, except to the extent that enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditor rights generally. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in any violation of any provision of Golden's Articles of Incorporation or Bylaws. To the best of the Parties knowledge, after

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

                  due inquiry, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with any mortgage, indenture, lease, contract, commitment, agreement, or other instrument, permit, concession, grant, franchise, license, judgement, order, decree, statute, law, ordinance, rule, or regulation applicable to Golden or any of its properties or assets.

         c. Consents and Authorizations. Any consent, approval, order or authorization of, or registration, declaration, compliance with or filing with any governmental or regulatory authority required in connection with the execution and delivery of this Agreement to permit the consummation by the Parties of the transactions contemplated herein shall be accomplished in a timely manner and in accordance with federal and/or state laws where applicable.

         d. Litigation There are no judicial or administrative actions, suits, proceedings or investigations pending, or to the knowledge of Golden, Smith or San Pedro, threatened which may result in any liability on the part of Golden other than what has already been disclosed to TAC.

         e. Involvement in Proceedings or Investigations by Securities Regulatory Authorities Golden, its officers, 10% shareholders, and any entity which Golden or its affiliates or officers control, has not been previously involved in any litigation, investigations or proceedings with the SEC or any other State or Foreign Securities Regulatory organization, and is not presently indicted and/or was never convicted of fraud or any similar crime involving any allegation of dishonesty or theft, nor found guilty or is currently involved in legal proceedings of such conduct in a civil context, other than as disclosed and with full and complete details attached hereto.

         f. Minute Books. The minute books of Golden contain full and complete minutes of all annual, special and other meetings (or written consents in lieu thereof) of the directors and committees of directors and shareholders of Golden; the signatures on such minutes and written consents are the true signatures of the persons purporting to have signed them; and the stock ledger of Golden with respect to shares of Golden's common stock issued or transferred is complete and no documentary stamp taxes are required to be affixed and canceled in connection with the transfer or issuance of the shares.

         g. Disclosure Documents. Golden has or will cause to be delivered, concurrent with the execution of this Agreement, copies of its entity records as requested to effectuate any transaction contemplated herein. Documents which the Parties agrees to provide to TAC shall include but not be limited to audited  financial  statements  for the  past  three  years of
                  Golden's operations or as long as Golden has been in operation, whichever is less, which have been audited by a SEC peer approved financial auditor, any entity resolutions and any and all other documents which may in any way relate to the transactions contemplated in this Agreement.

         h. Nature of Representations. No representation or warranty made by Client in this Agreement, nor any document or information furnished or to be furnished by the Parties to TAC in connection with this Agreement, contains or will contain any

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

                  untrue statement of material fact, or omits or will omit to state any material fact necessary to make the statements contained therein not misleading, or omits to state any material fact relevant to the transactions contemplated by this Agreement.

         i. Limitation of Corporate Obligations. Golden shall not have financial obligations, except for the mortgage on the General Lafayette Inn, in excess of $40,000 as of the date of execution hereof. Breach of this representation will allow TAC to rescind and void the other provisions hereof.

9.       Independent Legal and Financial Advice

         TAC is not a law firm; neither is it an accounting firm. TAC does, however, affiliate with professionals in those capacities for its sole benefit. The parties represent that they have not nor will they construe any of TAC's representations to be statements of law. Each entity has and will continue to seek the independent advice of legal and financial counsel regarding all material aspects of the transactions contemplated by this Agreement, including the review of all documents provided by TAC to Golden and all opportunities TAC introduces to Golden. Further, TAC is not a broker/dealer, and does not represent itself to be such. All advice given, all filings and all other services provided to Golden by TAC shall be complete, timely and in compliance with current applicable Federal and State laws, rules and regulations.

10.      All Prior Agreements Terminated

         This Agreement comprises the entire agreement and understanding between the parties hereto at the date of this Agreement as to the subject matter hereof and supersedes and replaces all proposals, prior negotiations and agreements, whether oral or written, between the parties hereto in connection with the subject matter hereof. None of the parties hereto shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement other than as expressly provided in this Agreement unless the parties hereto subsequently agree to vary this Agreement in writing, duly signed by authorized representatives of the parties hereto.

11. TAC is not an Agent or Employee of Golden, Smith or San Pedro.

         Obligations of TAC under this Agreement consist solely of the statements made herein. In no event shall TAC be considered to act as an employee or agent of Golden or otherwise represent or bind Golden. For the purposes of this Agreement, TAC is an independent contractor. All final decisions with respect to acts of Golden whether or not made pursuant to or in reliance on information or advice furnished by TAC hereunder, shall be those of Golden or its affiliates and TAC, its employees or agents shall under no circumstances be liable for any expense incurred or loss suffered by Golden, Smith or San Pedro as a consequence of such action or decisions.

12.      Miscellaneous

         a. Authority. The execution and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of the parties hereto.


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

         b. Amendment. This Agreement may be amended or modified only by an instrument in writing executed by the parties hereto.

         c. Waiver. No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. No consent waiver or excuse by either party, express or implied shall constitute a subsequent consent, waiver or excuse.

         e.       Assignment.

                  i. The rights and obligations of TAC under this Agreement shall inure to the benefit of and shall be binding upon its successors and assigns. There shall be no rights of transfer or assignment of this Agreement by Golden, Smith and San Pedro except with the prior written consent of TAC.
                  ii. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties and their successors, any rights or remedies under this Agreement.

         d. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph Corporation for transmittal or when sent by facsimile transmission, charges prepaid provided that the communication is addressed:

                  i.       In the case of TAC to:
                                    TAC, Inc.
                                    268 West 400 South, Suite 300
                                    Salt Lake City, Utah  84101
                                    (801) 575-8073
                                    (801) 575-8092 (fax)
                      Attention: Richard Surber, President

                  ii. In the case of Golden to:
                                    Golden Opportunity Development Corporation




                                    FAX:
                                    Attention:

                  iii.     In the case of Smith to:
                                    Smith Trust




                                    FAX:
                                    Attention: Brad Smith

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



                  iv.       In the  case  of San  Pedro  to:
                                    San  Pedro Securities, Ltd.




                                    Fax:
                                    Attention:

or to such other person or address designated by the parties in writing to receive notice.

         f. Headings and Captions. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.


         g. Entire Agreement. This instrument and the exhibits to this instrument contain the entire agreement between the parties with respect to the transaction contemplated by the Agreement. It may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.


         h. Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

         i. Controlling Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Utah without regard to its law on the conflict of laws. Any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction. The parties exclude any and all statutes, law and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Agreement.


         j. Attorney Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees, court costs, and other costs incurred in proceeding with the action from the other party. The attorney fees, court costs or other costs, may be ordered by the court in its decision of any action described in this paragraph or may be enforced in a separate action brought for determining attorney fees, court costs, or other costs. Should either party be represented by in-house counsel all parties agree that party may recover attorney fees incurred by that in-house counsel in an amount equal to that attorney's reasonable fees for similar matters, or, should that attorney not normally charge a fee, by the reasonable rate charged by attorneys with similar background in that legal community, considering all relevant factors including but not limited to the specialty or specializations, if any, of the legal subjects required.

         k. Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.


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


         l. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

         m. Indemnification. Golden, Smith and San Pedro agree to indemnify, hold harmless and defend TAC from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court fees, and attorney fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant condition or agreement of the other party to this Agreement. Neither party shall be responsible to the other party for any consequential or punitive damages.

         n. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

         o. Facsimile Counterparts. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement. Further, this Agreement may be executed in counterparts.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.

TAC, Inc.
____________________________________                Date: ______________________

By:

Golden Opportunity Development Corporation

                                                    Date:

By:

Smith Trust
____________________________________                Date: ______________________
By:

San Pedro Securities, Ltd.
____________________________________                Date: ______________________

By:

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